EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors
CSG Systems International, Inc.:

We consent to the incorporation by reference in the registration statements (File Nos. 333-10315, 333-32951, 333-48451, 333-83715, 333-117928, 333-125584, 333-176579, 333-176580, and 333-196530) on Form S-8 of CSG Systems International, Inc. of our reports dated February 23, 2018, with respect to the consolidated balance sheets of CSG Systems International, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appears in the December 31, 2017 annual report on Form 10-K of CSG Systems International, Inc.

/s/KPMG LLP

Omaha, Nebraska
February 23, 2018